UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 26, 2018

Hilton Grand Vacations Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37794	81-2545345
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6355 MetroWest Boulevard, Suite 180

Orlando, Florida 32835

(Address of principal executive offices, including zip code)

(407) 613-3100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

Credit Agreement Amendment

On November 28, 2018 (the “Amendment Effective Date”), Hilton Grand Vacations Parent LLC (“HGV Parent”) and Hilton Grand Vacations Borrower LLC (the “Borrower”), each a subsidiary of Hilton Grand Vacations Inc. (the “Company”), entered into Amendment No. 1 (the “Amendment”) to the Credit Agreement, dated as of December 28, 2016, by and among the Borrower, the guarantors party thereto, the lenders party thereto, and Deutsche Bank AG New York Branch as administrative agent, collateral agent, swing line lender and L/C issuer thereunder (the “Credit Agreement”), which amended certain terms of the credit facilities provided by the Credit Agreement (as amended by the Amendment, the “Senior Secured Credit Facilities”) effective as of the Amendment Effective Date.

Pursuant to the Amendment, among other things, (i) Bank of America, N.A. will replace Deutsche Bank AG New York Branch as administrative agent, collateral agent, swing line lender and L/C issuer, (ii) the existing term loans incurred under the term loan facility of the Credit Agreement, currently amortized to $182.5 million (the “Existing Term Loans”), will be increased so as to set them to their original principal amount of $200 million, (iii) the amount of the commitments under the revolving facility under the Credit Agreement will be increased from $200 million to an aggregate outstanding principal amount of $800 million, (iv) up to $30 million of the revolving facility under the Credit Agreement will be available in the form of letters of credit, (v) Bank of America, N.A., in its capacity as a swing line lender, will be required to make available to the Borrower a swing line facility under which the Borrower may make short-term borrowings of up to $10 million, (vi) the applicable margin will be reduced, (vii) the maturity date will be extended to November 28, 2023, and (viii) certain covenants will be adjusted to allow the Borrower and its subsidiaries increased flexibility.

After giving effect to the Amendment, the Senior Secured Credit Facilities will consist of (i) a 5-year $200 million term loan facility (the “New Term Facility”) and (ii) a 5-year revolving credit facility in an aggregate principal amount of up to $800 million (the “New Revolving Facility”). On the Amendment Effective Date, the Borrower will draw down (i) the entire $200 million of the New Term Facility, the proceeds of which will be used to refinance the Existing Term Loans in the amount of $182.5 million and otherwise for general corporate purposes, and (ii) $55 million of the New Revolving Facility, the proceeds of which will be used to refinance current revolving facility indebtedness.

The Borrower has the ability to request that Hilton Grand Vacations Japan, LLC (“HGV Japan”) become a subsidiary borrower at any time following the Amendment Effective Date, and, subject to certain conditions, consenting lenders may provide a revolving sub-facility for HGV Japan as part of the New Revolving Facility. Up to $250 million of the New Revolving Facility may be borrowed by the Borrower in Japanese Yen.

The Senior Secured Credit Facilities provide the option, subject to certain conditions, to increase the amount available under the New Revolving Facility and the New Term Facility by an aggregate of up to $450 million, plus an unlimited amount subject to pro forma compliance with a first lien net leverage ratio not to exceed 1.00:1.00.

Interest Rates and Fees

Borrowings under each of the Senior Secured Credit Facilities bear interest, at the Borrower’s option, at a rate equal to a margin over either (a) a base rate determined by reference to the highest of (1) the administrative agent’s prime lending rate, (2) the federal funds effective rate plus 0.50% and (3) the LIBOR rate for a one-month interest period plus 1.00% or (b) a LIBOR rate determined by reference to the Bloomberg LIBOR rate for the interest period relevant to such borrowing. The initial margins for the Senior Secured Credit Facilities are 0.50% per annum for base rate loans and 1.50% per annum for LIBOR rate loans. Following delivery by the Borrower of financial statements for the first fiscal quarter ending after the Amendment Effective Date, the margins for the Senior Secured Credit Facilities will be determined based on a first lien net leverage ratio and will range from 0.50% to 1.20% per annum, in the case of base rate loans, and 1.50% to 2.20% per annum, in the case of LIBOR rate loans. The Senior Secured Credit Facilities are subject to a LIBOR floor of 0%.

In addition to paying interest on outstanding principal under the Senior Secured Credit Facilities, the Borrower is required to pay a commitment fee to the lenders under the New Revolving Facility in respect of the unutilized commitments thereunder. The commitment fee will be determined based on a first lien net leverage ratio and will range from 0.25% to 0.35% per annum. The Borrower is also required to pay customary letter of credit fees.

Prepayments

The Senior Secured Credit Facilities require the repayment of outstanding loans under the New Term Facility (“Term Loans”), subject to certain exceptions, with:

•

100% of the net cash proceeds (including insurance and condemnation proceeds) of all non-ordinary course asset sales or other dispositions of property by the Borrower and its restricted subsidiaries, subject to de minimis thresholds, if those net cash proceeds are not reinvested in assets to be used in the Borrower’s business or to make certain other permitted investments (a) within 12 months of the receipt of such net cash proceeds or (b) if the Borrower commits to reinvest such net cash proceeds within 12 months of the receipt thereof, within 180 days of the date of such commitment (although in connection with any such prepayment, the Borrower may also repay other first lien debt to the extent it is so required); and

•	100% of the net proceeds of any incurrence of debt by the Borrower or any of its restricted subsidiaries, other than debt permitted to be incurred or issued under the Senior Secured Credit Facilities.

Notwithstanding any of the foregoing, each lender of the Term Loans has the right to reject its pro rata share of mandatory prepayments described above, in which case the Borrower may retain the amounts so rejected. The foregoing mandatory prepayments will be applied pro rata to installments of the Term Loans as directed by the Borrower.

The Borrower may voluntarily prepay the New Revolving Facility (which prepayments may be reborrowed) and outstanding Term Loans at any time without premium or penalty, other than customary “breakage” costs with respect to LIBOR loans. Voluntary prepayments on the Term Loans may be made on a discounted basis if the discounted prepayments are agreed to by the lenders.

Amortization

The Borrower is required to repay the Term Loans on the last business day of each fiscal quarter, commencing with the first fiscal quarter following the Amendment Effective Date and continuing until the fiscal quarter ending immediately prior to the maturity date, in quarterly installments in an aggregate principal amount equal to 1.25% of the original principal amount of the Term Loans. The remaining amount of the Term Loans will be payable on the applicable maturity date with respect to the Term Loans.

Guarantees and Collateral

The obligations under the Senior Secured Credit Facilities are unconditionally and irrevocably guaranteed by each of HGV Parent, the Company, any subsidiary of HGV Parent that directly owns 100% of the issued and outstanding equity interests of the Borrower (and in certain limited circumstance, by the Borrower), and, subject to certain exceptions, each of the Borrower’s existing and future material restricted domestic wholly owned subsidiaries (each, a “Subsidiary Guarantor” and collectively with the Company, HGV Parent and the Borrower (other than in respect of its own obligations), the “Guarantors”). In addition, the Senior Secured Credit Facilities are collateralized by first priority or equivalent security interests in (i) all the capital stock of, or other equity interests in, the Borrower and each of the Borrower’s and the Subsidiary Guarantors’ material direct or indirect wholly owned restricted domestic subsidiaries and 65% of the capital stock of, or other equity interests in, each of the Borrower’s or any Subsidiary Guarantors’ direct wholly owned first-tier restricted foreign subsidiaries, and (ii) certain tangible and intangible assets of the Borrower and those of the Subsidiary Guarantors (subject to certain exceptions and qualifications).

Covenants and Events of Default

The Amendment contains a number of significant affirmative and negative covenants and customary events of default, most of which are unchanged from the existing Credit Agreement, except that additional flexibility has been added with respect to certain covenants. Such covenants, among other things, limit or restrict, subject to certain exceptions, the ability of the Borrower and its restricted subsidiaries to:

•	incur additional indebtedness, make guarantees and enter into hedging arrangements;

•	create liens on assets;

•	enter into sale and leaseback transactions or otherwise dispose of assets;

•	engage in mergers or consolidations;

•	sell assets;

•	make fundamental changes;

•	pay dividends and distributions or repurchase capital stock;

•	make investments, loans and advances, including acquisitions;

•	engage in certain transactions with affiliates;

•	make changes in the nature of their business; and

•	make prepayments of subordinated debt.

As in the Credit Agreement prior to the Amendment Effective Date, the Borrower and its restricted subsidiaries will be required to maintain a maximum first lien net leverage ratio not to exceed 2.00:1.00 and a minimum interest coverage ratio of not less than 2.00:1.00. After giving effect to the Amendment, the maximum first lien net leverage ratio may be increased, at the election of the Borrower and not more than once during the life of the Senior Secured Credit Facilities, to 2.50:1.00 in connection with certain qualified acquisitions. The increased maximum first lien net leverage ratio will be applicable for the quarter in which the qualified acquisition is consummated and the next three succeeding quarters, after which the maximum first lien net leverage ratio will again be 2.00:1.00.

If the loans under the Senior Secured Credit Facilities receive both a rating equal to or higher than Baa3 (or the equivalent) according to Moody’s Investors Service, Inc. and BBB- (or the equivalent) according to Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and no event of default has occurred and is continuing, the restrictions in the Senior Secured Credit Facilities regarding incurring additional indebtedness, dividends and distributions or repurchases of capital stock and transactions with affiliates will not apply to the Borrower and its restricted subsidiaries during the period in which such ratings are maintained.

If an event of default occurs under the Senior Secured Credit Agreement, the lenders under the Senior Secured Credit Facilities will be entitled to take various actions, including the acceleration of amounts due under the Senior Secured Credit Facilities and all actions permitted to be taken by a secured creditor.

This summary is qualified in its entirety by reference to the full text of the Amendment, filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference, and other Loan Documents (as defined in the Credit Agreement).

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 26, 2018, the Board of Directors (the “Board”) of the Company appointed Daniel J. Mathewes as the Company’s new Executive Vice President and Chief Financial Officer, effective as of November 28, 2018.

Prior to becoming the Company’s Executive Vice President and Chief Financial Officer, Mr. Mathewes, 43, was the Chief Financial Officer of Virgin Hotels North America, a hotel management company, from January 2016 to November 2018. Previously, Mr. Mathewes served as the Chief Financial Officer of The World Residences at Sea, the largest privately owned yacht with 165 residences, from July 2014 to January 2016. He served as Senior Vice President of Finance & Treasury of Kerzner International Holdings Limited from September 2008 to July 2014. Mr. Mathewes has 20 years of experience in various financial, accounting, SEC reporting, investor relations, and corporate roles. Mr. Mathewes earned a bachelor’s degree in accounting and economics from Florida State University.

In addition, on November 26, 2018, the Compensation Committee of the Board (the “Committee”) approved Mr. Mathewes’s compensation arrangement. Under the arrangement, Mr. Mathewes will receive an annual base salary of $425,000. Mr. Mathewes will be eligible to earn a target short-term incentive award for the 2019 fiscal year equal to 125% of his annual base salary and a target long-term equity incentive award for the 2019 fiscal year equal to 225% of his annual base salary based on performance goals and metrics to be determined by the Committee for the executive officers for 2019. For years subsequent to those discussed above, Mr. Mathewes will be eligible to receive annual short-term cash incentive and long-term equity incentive awards at levels commensurate with an executive officer of his position.

In addition, Mr. Mathewes will receive (i) a signing bonus of $200,000 in cash, payable within 90 days of his start date, subject to recoupment of the estimated after-tax value upon a voluntary resignation or termination for cause prior to April 1, 2020, and (ii) a sign-on equity grant in the form of restricted stock units with a grant date value of $400,000 as of his start date and based on the closing price of the Company’s common stock on that day, which will vest in three equal annual installments commencing on the first anniversary of his start date, subject to his continued employment with the Company through the applicable vesting date. All of the foregoing equity awards will be granted under the Hilton Grand Vacations Inc. 2017 Omnibus Incentive Plan, as amended, using the forms of equity award agreements previously filed with the SEC.

Mr. Mathewes will be eligible to participate in the Company’s 401(k) plan, health plans and other benefit plans, and the Company’s Executive Deferred Compensation Plan, all in accordance with the Company’s customary terms and policies and consistent with all other executive officers. Mr. Mathewes will also be entitled to relocation assistance, including reimbursement for temporary housing, moving and other relocation expenses, consistent with the Company’s relocation policy.

It is anticipated that Mr. Mathewes will execute the Company’s standard form of severance agreement applicable for executive officers of the Company (other than Mr. Wang), the terms of which will be substantially the same as the terms previously described in the Company’s Current Report on Form 8-K filed with the SEC on April 17, 2017, which description is incorporated herein by reference.

In accordance with the Company’s customary practice, the Company is entering into its standard form of indemnification agreement with Mr. Mathewes, which will require the Company to indemnify him against certain liabilities that may arise as a result of his status or service as an officer. The description of Mr. Mathewes’s indemnification agreement is qualified in its entirety by the full text of the form of indemnification agreement, previously filed and attached as Exhibit 10.5 to the Company’s Registration Statement on Form 10-12B/A filed with the SEC on November 14, 2016.

Mr. Mathewes has no family relationships with any current director or executive officer of the Company, and there are no transactions or proposed transactions to which the Company is a party, or intended to be a party, in which Mr. Mathewes has, or will have, a material interest subject to disclosure under Item 404(a) of Regulation S-K. There are no arrangements or understandings with any other person pursuant to which Mr. Mathewes was appointed as the Company’s Executive Vice President and Chief Financial Officer.

A copy of the Company’s press release announcing the appointment of Mr. Mathewes is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

Item 8.01.	Other Events.

On November 28, 2018, the Company announced that the Board had approved a share repurchase program authorizing the Company to repurchase up to an aggregate of $200.0 million of its outstanding shares of common stock. A copy of the Company’s press release announcing the share repurchase program is attached hereto as Exhibit 99.3 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amendment No. 1 to the Credit Agreement, dated as of November 28, 2018, by and among Hilton Grand Vacations Borrower LLC, Hilton Grand Vacations Parent LLC, the other lender parties thereto, the other guarantors thereto, and Bank of America, N.A., as successor administrative agent, collateral agent, L/C issuer and swing line lender.

99.1	Press release of Hilton Grand Vacations Inc., dated November 28, 2018, related to Amendment No. 1 to the Credit Agreement.

99.2	Press release of Hilton Grand Vacations Inc., dated November 27, 2018, related to the appointment of the new Chief Financial Officer.

99.3	Press release of Hilton Grand Vacations Inc., dated November 28, 2018, related to the announcement of the share repurchase program.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILTON GRAND VACATIONS INC.

By:	/s/ Charles R. Corbin
Charles R. Corbin
Executive Vice President, Chief Legal Officer, Chief Development Officer and Secretary

Date: November 28, 2018